Exhibit 99.1

2020 SPECIAL MEETING OF STOCKHOLDERS OF AMERI HOLDINGS, INC.

December 23, 2020

VOTE BY INTERNET – www.proxypush.com/amrh

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically, via e-mail or the internet.  To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS IDENTIFIED IN ITEMS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS IDENTIFIED IN ITEMS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
		1.	The Ameri Share Issuance Proposal	☐	☐	☐
		2.	The Ameri Future Share Issuance Proposal	☐	☐	☐
		3.	The Reverse Stock Split Proposal	☐	☐	☐
		4.	The Spin-Off Proposal	☐	☐	☐

		5.	The A&R Charter Proposal	☐	☐	☐
		6.	The Incentive Plan Proposal	☐	☐	☐
		7.	The Put Right Proposal	☐	☐	☐
		8.	The Bonus Shares Proposal	☐	☐	☐
		9.	The Conversion Proposal	☐	☐	☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Special Meeting of Stockholders and a Proxy Statement for the Special Meeting of Stockholders.
INSTRUCTIONS : To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporation name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.